Exhibit 4.1

[Face of Note]

CUSIP NO. 949746RQ6	PRINCIPAL AMOUNT: CAD

ISIN CA949746RQ67

REGISTERED NO.

WELLS FARGO & COMPANY

SUBORDINATED MEDIUM-TERM NOTE, SERIES O,

FIXED RATE NOTES

3.874% SUBORDINATED MEDIUM-TERM NOTE, SERIES O, DUE 2025

Due Nine Months or More From Date of Issue

☑  Check this box if this Security is a Global Security.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO WELLS FARGO & COMPANY (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED PURSUANT TO A BOOK ENTRY ONLY SECURITIES SERVICES AGREEMENT BETWEEN ISSUER AND CDS, AS SUCH AGREEMENT MAY BE REPLACED OR AMENDED FROM TIME TO TIME.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) MAY 21, 2015 AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

This Security is not a deposit or other obligation of a depository institution and is not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

ORIGINAL ISSUE DATE: May 21, 2015	ISSUE PRICE: 100%	INTEREST RATE PER ANNUM: 3.874%
STATED MATURITY DATE: May 21, 2025	INTEREST PAYMENT DATES: Each May 21 and November 21, commencing November 21, 2015	INITIAL INTEREST PAYMENT DATE: November 21, 2015
OPTIONAL REDEMPTION: Only in the limited circumstances noted under “Other/Additional Terms” below	REDEMPTION PRICE: ☑ 100% ☐ Other	REDEMPTION DATE(S): See “Other/Additional Terms” below
SINKING FUND: N/A	OPTION TO ELECT REPAYMENT: N/A	REPAYMENT PRICE: N/A ☐ 100% ☐ Other
OPTIONAL REPAYMENT DATE(S): N/A	MINIMUM DENOMINATIONS: ☒ CAD 5,000 ☐ Other	DEPOSITARY (Only applicable if this Security is a Global Security): CDS Clearing and Depository Services Inc.
SPECIFIED CURRENCY: Canadian Dollars	OTHER/ADDITIONAL TERMS: Yes	ADDENDUM ATTACHED: No

OTHER/ADDITIONAL TERMS:

Regular Record Dates: The Regular Record Date for any Interest Payment Date is the date immediately prior to that Interest Payment Date, whether or not that day is a Business Day.

Day Count Convention: For a full semi-annual Interest Period, interest will be computed on the basis of a 360-day year of twelve 30-day months. For an Interest Period that is shorter than a full semi-annual Interest Period, interest will be computed on the basis of a 365-day year and the actual number of days in such Interest Period. Except as described below for the first Interest Period, on each Interest Payment Date, interest will be paid for the period commencing on and including the immediately preceding Interest Payment Date and ending on and including the day immediately preceding that Interest Payment Date. This period is referred to as an “Interest Period.”

Business Day: A “Business Day” means any day, other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation or executive order to close in Toronto, Ontario, Canada and New York, New York, United States.

Additional Amounts: Subject to the exemptions and limitations set forth below, the Company will pay additional amounts on this Security in the Specified Currency with respect to any beneficial owner of this Security that is a Non-U.S. Holder to ensure that each net payment to that Non-U.S. Holder on this Security that it beneficially owns will not be less, due to the payment of United States withholding tax, than the amount then otherwise due and payable. In no event will the Company be obligated to pay additional amounts that exceed the amount required to do so. For this purpose, a “net payment” on this Security means a payment by the Company, or any Paying Agent, including payment of principal and interest, after deduction for any present or future tax, assessment, or other governmental charge of the United States. If paid, these additional amounts will constitute additional interest on the Securities of this series.

As used in this Security, a “Non-U.S. Holder” is any beneficial owner of this Security that, for U.S. federal income tax purposes, is not a U.S. Holder and that is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes). A “U.S. Holder” is a beneficial owner of this Security that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (A) a United States court has the authority to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined under the Internal Revenue Code of 1986, as amended (the “Code”)), are authorized to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person. An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for a least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year). “United States” means the United States of America, including each state of the United States and the District of Columbia, its territories, its possessions, and other areas within its jurisdiction.

The Company will not be required to pay additional amounts to a Non-U.S. Holder, however, in any of the circumstances described in items (1) through (15) below.

(1)        Additional amounts will not be payable if a payment on this Security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

•	having a relationship with the United States as a citizen, resident, or otherwise;

•	having had such a relationship in the past; or

•	being considered as having had such a relationship.

(2)        Additional amounts will not be payable if a payment on this Security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

•	being treated as present in or engaged in a trade or business in the United States;

•	being treated as having been present in or engaged in a trade or business in the United States in the past;

•	having or having had a permanent establishment in the United States; or

•	having or having had a qualified business unit which has the U.S. dollar as its functional currency.

(3)        Additional amounts will not be payable if a payment on this Security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being or having been a (as each term is defined in the Code):

•	personal holding company;

•	foreign personal holding company;

•	foreign private foundation or other foreign exempt organization;

•	passive foreign investment company;

•	controlled foreign corporation; or

•	corporation which has accumulated taxable income to avoid U.S. federal income tax.

(4)        Additional amounts will not be payable if a payment on this Security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of the Company’s stock entitled to vote.

(5)        Additional amounts will not be payable if a payment on this Security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being a bank that has invested in this Security as an extension of credit in the ordinary course of business.

For purposes of items (1) through (5) above, “beneficial owner” includes a fiduciary, settlor, partner, member, shareholder, or beneficiary of the holder if the holder is an estate, trust, partnership, limited liability company, corporation, or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

(6)        Additional amounts will not be payable to any beneficial owner of this Security that is:

•	a fiduciary;

•	a partnership;

•	a limited liability company;

•	another fiscally transparent entity; or

•	not the sole beneficial owner of this Security, or any portion of this Security.

However, this exception to the obligation to pay additional amounts will apply only to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner, partner, or member of the partnership, limited liability company, or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner, partner, or member received directly its beneficial or distributive share of the payment.

(7)        Additional amounts will not be payable if a payment on this Security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the failure of the beneficial owner or any other person to comply with applicable certification, identification, documentation, or other information reporting requirements.

(8)        Additional amounts will not be payable if a payment on this Security is reduced as a result of any tax, assessment, or other governmental charge that is collected or imposed by any method other than by withholding from a payment on this Security by the Company or the Paying Agent.

(9)        Additional amounts will not be payable if a payment on this Security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

(10)      Additional amounts will not be payable if a payment on this Security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

(11)      Additional amounts will not be payable if a payment on this Security is reduced as a result of any:

•	estate tax;

•	inheritance tax;

•	gift tax;

•	sales tax;

•	excise tax;

•	transfer tax;

•	wealth tax;

•	personal property tax; or

•	any similar tax, assessment, withholding, deduction or other governmental charge.

(12)      Additional amounts will not be payable if a payment on this Security is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any Paying Agent from a payment of principal or interest on this Security if that payment can be made without such withholding by any other Paying Agent.

(13)      Additional amounts will not be payable if a payment on this Security is reduced as a result of any tax, assessment or other governmental charge that is required to be made pursuant to any European Union directive on the taxation of savings income or any law implementing or complying with, or introduced to conform to, any such directive.

(14)      Additional amounts will not be payable if payment on this Security or in respect to this Security is reduced as a result of any tax, withholding, assessment or other governmental charge that is required to be paid or withheld from any payment under Code sections 1471 through 1474 (or any amended or successor provisions) and any regulations or official interpretations thereof or any law, agreement or regulations implementing an intergovernmental approach thereto.

(15)      Additional amounts will not be payable if a payment on this Security is reduced as a result of any combination of items (1) through (14) above.

Except as specifically provided above, the Company will not be required to make any payment of any tax, assessment, or other governmental charge imposed by any government, political subdivision, or taxing authority of that government.

Tax Redemption: The Securities of this series are redeemable at the option of the Company, subject to the prior approval of the Federal Reserve Board or other appropriate federal banking agency, in whole, but not in part, in the event that the Company becomes, or will become, obligated to pay any additional amounts as set forth above, at a Redemption Price equal to 100% of the principal amount of the Securities of this series to be redeemed, plus any accrued but unpaid interest to, but excluding, the Redemption Date.

Unavailability of the Specified Currency: If the Specified Currency is unavailable for payments on this Security, the Company will satisfy its obligations to make the payments on this Security by making those payments on the date of payment in U.S. dollars on the basis of the noon dollar buying rate in New York, New York for cable transfers of the Specified Currency, published by the Federal Reserve Bank of New York (the “market exchange rate”). If that rate of exchange is not then available or is not published for the Specified Currency, the market exchange rate will be based on the highest bid quotation in New York, New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

•	of the Specified Currency for U.S. dollars for settlement on the payment date;
•	in the aggregate amount of the Specified Currency payable to the Holder or beneficial owners of this Security; and
•	at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent appointed by the Company unless the exchange rate agent is an affiliate of the Company. If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion. The Company will appoint an exchange rate agent in the event the Company is entitled to make payments on this Security in U.S. dollars and will notify the Holder of this Security of such appointment.

Paying Agent: The Paying Agent and Security Registrar for this Security is BNY Trust Company of Canada. All notices to the Paying Agent under this Security shall be in writing and addressed to its corporate trust office at 320 Bay Street, 11th Floor, Toronto, Ontario, Canada M5H 4A6 or to such other address as the Company may notify to the Holder of this Security. References in this Security to the office or agency of the Company in the City of Toronto, Ontario, Canada are to the corporate trust office of the Paying Agent.

Authorized Denominations: This Security is issuable only in registered form without coupons in denominations of CAD 5,000 and integral multiples of CAD 1,000 in excess thereof and cannot be exchanged for debt securities of the Company in smaller denominations. Beneficial interests in this Security will only be held in denominations of CAD 5,000 and integral multiples of CAD 1,000 in excess thereof.

Registration of Transfer: Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Toronto, Ontario, Canada, a new Security or Securities of this series in authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, as provided in the Indenture referred to on the reverse hereof and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

Definitive Securities: This Security is exchangeable for definitive Securities in registered form only if (i) the Company is required to do so by law, (ii) CDS ceases to exist, (iii) the Company determines that CDS is no longer willing or able to discharge properly its responsibilities as depository with respect to this Security, and the Company is unable to locate a qualified successor, (iv) at the option of the Company the Company elects to terminate the book-entry only system through the CDS or (v) an Event of Default under the Indenture with respect to this Security has occurred or is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, bearing interest at the same rate, having the same date of issuance, redemption provisions, Stated Maturity Date and other terms and of authorized denominations aggregating a like amount.

WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CDS & CO., or registered assigns, the principal sum of                                                 Canadian Dollars (CAD                             ) on the Stated Maturity Date shown above (except to the extent redeemed, repaid, renewed or extended prior to such date) and to pay interest, if any, on the principal amount hereof from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for on each Interest Payment Date set forth above, commencing on the Initial Interest Payment Date shown above, and at Maturity at the Interest Rate shown above (computed as set forth above under “Other/Additional Terms—Day Count Convention”) until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date. Interest payable upon Maturity will be paid to the Person to whom principal is payable. The Regular Record Date for an Interest Payment Date shall be as set forth above under “Other/Additional Terms—Regular Record Dates.”

If an Interest Payment Date is not a Business Day, interest on this Security shall be payable on the next day that is a Business Day, with the same force and effect as if made on such Interest Payment Date, and without any interest or other payment with respect to the delay. If the date of Maturity would fall on a day that is not a Business Day, the payment of principal and any premium and interest shall be made on the next Business Day, with the same force and effect as if made on the due date, and no additional interest shall accrue on the amount so payable for the period from and after such date of Maturity.

Interest payments on this Security shall be the amount of interest accrued from and including the Original Issue Date specified above or from and including the last date to which interest has been paid, or provided for, as the case may be, to but excluding, the following Interest Payment Date or the date of Maturity.

If this Security has been issued upon transfer of, in exchange for, or in replacement of, a Predecessor Security, interest on this Security shall accrue from the last Interest Payment Date to which interest was paid on such Predecessor Security or, if no interest was paid on such Predecessor Security, from the Original Issue Date specified above. The first payment of interest on a Security originally issued and dated between a Regular Record Date specified above and an Interest Payment Date will be due and payable on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next succeeding Regular Record Date.

Notwithstanding the foregoing, in the event of any inconsistency between the terms set forth above and those set forth under “Other/Additional Terms,” the terms set forth under “Other/Additional Terms” shall control.

The principal (and premium, if any) and interest on this Security is payable by the Company in the Specified Currency specified above.

Any interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of interest on this Security, other than payments of interest at Maturity, will be paid by check mailed to the Person entitled thereto at such Person’s last address as it appears in the Security Register or by wire transfer to such account as may have been designated by such Person. Any such designation for wire transfer purposes shall be made by providing written notice to the Paying Agent not later than 10 calendar days prior to the applicable Interest Payment Date. Payment of principal of and interest on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Toronto, Ontario, Canada. Notwithstanding the foregoing, for so long as this Security is a Global Security registered in the name of the Depositary, payments of principal and interest on this Security will be made to the Depositary by wire transfer of immediately available funds.

The Company will pay any administrative costs imposed by banks on payors in making payments on this Security in immediately available funds and the Holder of this Security will pay any administrative costs imposed by banks on payees in connection with such payments. Any tax, assessment or governmental charge imposed upon payments on this Security will be borne by the Holder of this Security.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED:

WELLS FARGO & COMPANY

By:

Name:

Its:

[SEAL]

Attest:

Name:

Its:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the

series designated therein referred to

in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY,

NATIONAL ASSOCIATION

      as Trustee

By:
Authorized Signature

OR

BNY TRUST COMPANY OF CANADA, as Authenticating Agent for the Trustee

By:
Authorized Signature

[Reverse of Note]

WELLS FARGO & COMPANY

SUBORDINATED MEDIUM-TERM FIXED RATE NOTE, SERIES O

Due Nine Months or More From Date of Issue

General

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of August 30, 1999, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, National Association (successor in interest to The First National Bank of Chicago), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series of the Securities designated as Subordinated Medium-Term Notes, Series O, of the Company. The Securities of this series may mature at different times, bear interest, if any, at different rates, be redeemable at different times or not at all, be repayable at the option of the Holder at different times or not at all, be issued at an original issue discount and be denominated in different currencies.

The Securities are issuable only in registered form without coupons and will be book-entry securities represented by one or more global securities recorded in the book-entry system maintained by the Depositary (“Global Securities”).

The indebtedness evidenced by this Security is, to the extent and in the manner set forth in the Indenture, subordinate and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Debt of the Company, and the Holder of this Security, by accepting the same, agrees to and shall be bound by the provisions of the Indenture with respect thereto.

Events of Default

If an Event of Default, as defined in the Indenture, with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Modification and Waivers

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together as a class. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together as a class, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Defeasance and Covenant Defeasance

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

Redemption

If so provided on the face hereof, the Company may at its option redeem this Security. The Company may exercise such option by mailing a notice of such redemption to each Holder of the Securities of this series to be redeemed by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the Redemption Date. Unless the Company defaults in the payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on this Security.

Sinking Fund

Unless otherwise specified on the face hereof, this Security will not be entitled to any sinking fund.

Repayment

If so provided on the face hereof, this Security will be repayable prior to the Stated Maturity Date at the option of the Holder, in whole or in part and in increments of $1,000 or the equivalent amount in a foreign or composite currency (provided that any remaining principal amount of this Security surrendered for partial repayment shall not be less than the minimum authorized denomination hereof), on or after the date designated as an Optional Repayment Date on the face hereof at 100% of the principal amount to be repaid, plus accrued interest, if any, to the

Repayment Date or, if a Repayment Price other than 100% of the principal amount to be repaid is specified on the face hereof, at the Repayment Price specified in the Addendum attached hereto. In order for this Security to be repaid, the Paying Agent must receive at least 30 days but not more than 45 days prior to the Optional Repayment Date (i) this Security with the form entitled “Option to Elect Repayment” on the reverse of this Security duly completed, or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States setting forth: (a) the name of the Holder of this Security; (b) the principal amount of this Security; (c) the principal amount of this Security to be repaid; (d) the certificate number or a description of the tenor and terms of this Security; (e) a statement that the option to elect repayment is being exercised; and (f) a guarantee that this Security, together with the duly completed form entitled “Option to Elect Repayment,” will be received by the Paying Agent not later than the fifth Business Day after the date of the telegram, telex, facsimile transmission or letter. However, the telegram, telex, facsimile transmission or letter will only be effective if this Security and form duly completed are received by the Paying Agent by the fifth Business Day after the date of that telegram, telex, facsimile transmission or letter.

Any repayment option exercised by the Holder of this Security shall be irrevocable. The repayment option may be exercised for less than the entire principal amount of this Security, but in that event the principal amount of this Security remaining outstanding after repayment must be equal to $1,000 (or the equivalent amount in a foreign or composite currency) and integral multiples in excess thereof. Upon any partial repayment, this Security shall be cancelled and a new Security or Securities for the remaining principal amount hereof shall be issued in the name of the Holder of this Security. Unless the Company defaults in the payment of the Repayment Price, on and after the applicable Repayment Date interest will cease to accrue on this Security or portion hereof requested to be repaid.

Registration of Transfer

If this Security is a Global Security (as specified above), this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above under “Other/Additional Terms—Definitive Securities”, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Obligation of the Company Absolute

Subject to the rights of holders of Senior Debt of the Company set forth in this Security and the Indenture referred to above, no reference herein to the Indenture and no provision of this

Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed, except as otherwise provided in this Security and except that in the event the Company deposits money or Eligible Instruments as provided in Articles 4 and 17 of the Indenture, such payments will be made only from proceeds of such money or Eligible Instruments.

No Personal Recourse

No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

Notices

All notices to the Company under this Security shall be in writing and addressed to Wells Fargo & Company, Wells Fargo Center, 13th Floor, Sixth and Marquette, Minneapolis, Minnesota 55479, Attention: Treasury Department, or to such other address as the Company may notify to the Holder. All notices to the Paying Agent under this Security shall be in writing and addressed to BNY Trust Company of Canada, 320 Bay Street, 11th Floor, Toronto, Ontario, Canada M5H 4A6, Attention: Corporate Trust Officer or to such other address as the Company may notify to the Holder.

Defined Terms

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

Governing Law

This Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

OPTION TO ELECT REPAYMENT

TO BE COMPLETED ONLY IF THIS SECURITY IS REPAYABLE

AT THE OPTION OF THE HOLDER AND THE HOLDER

ELECTS TO EXERCISE SUCH RIGHT

The undersigned hereby irrevocably requests and instructs the Company to repay the within Security (or the portion thereof specified below), pursuant to its terms, on the Optional Repayment Date first occurring after the date of receipt by the Company of the within Security, at the Repayment Price specified in the within Security, to the undersigned,                                         , at                                                                     (please print or typewrite name and address of the undersigned).

For this option to elect repayment to be effective, the Company must receive, at the address of the Paying Agent set forth below or at such other place or places of which the Company shall from time to time notify the Holder of the within Security, at least 30 but not more than 60 days prior to an Optional Redemption Date, either (i) this Security with this “Option to Elect Repayment” form duly completed, or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or a trust company in the United States setting forth (a) the name of the Holder of the Security, (b) the principal amount of the Security, (c) the principal amount of the Security to be repaid, (d) the certificate number or description of the tenor and terms of the Security, (e) a statement that the option to elect repayment is being exercised, and (f) a guarantee stating that the Security to be repaid, together with this “Option to Elect Repayment” form duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, facsimile transmission or letter (and such Security and form duly completed are received by the Company by such fifth Business Day). The address of the Paying Agent is Wells Fargo Bank, N.A., 625 Marquette Avenue, Minneapolis, Minnesota 55479.

If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be an integral multiple of $1,000 or the equivalent amount in a foreign or composite currency) which the Holder elects to have repaid: $            .

If less than the entire principal amount of the within Security is to be repaid, specify the denomination or denominations (which shall be $1,000 (or the equivalent amount in a foreign or composite currency) and integral multiples of $1,000 (or the equivalent amount in a foreign or composite currency) in excess thereof) of the Security or Securities to be issued to the Holder for the portion of the within Securities not being repaid (in the absence of any specification, one such Security will be issued for the portion not being repaid): $            .

Date:

Notice:    The signature to this Option to Elect Repayment must correspond with the name as written upon page 2 of the within Security in every particular without alteration or enlargement or any change whatsoever.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common

TEN ENT	--	as tenants by the entireties

JT TEN	--	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	--		Custodian
		(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or Other Identifying Number of Assignee

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint                                      attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.